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Exhibit 99.1

Press Release

CONTACT:
Tricia Haugeto
Array BioPharma Inc.
303-386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA PRESENTS DATA ON TWO CANCER PROGRAMS AT THE 96TH ANNUAL MEETING OF THE AMERICAN ASSOCIATION FOR CANCER RESEARCH

        Boulder, Colo., (April 18, 2005)—Array BioPharma Inc. (Nasdaq: ARRY) today announced that two scientific posters were presented at the 96th Annual Meeting of the American Association for Cancer Research in Anaheim, California.

Event:	96th Annual Meeting of the American Association for Cancer Research
Date:	Monday, April 18, 2005
Time:	1 p.m. Pacific Time
Location:	Anaheim Convention Center, Anaheim, California
Posters:

Abstract Number 3399

        "ARRY-334543, a potent, orally active, small molecule inhibitor of EGFR and ErbB-2"

Abstract Number 3400

        "ARRY-333786, a potent, selective, orally active small molecule inhibitor of ErbB-2"

        If you are interested in viewing the posters, please visit www.arraybiopharma.com.

About Array's Cancer Programs:

        ARRY-334543 is a reversible, nanomolar potent, enzymatic and cellular inhibitor of the key growth factor receptor tyrosine kinases EGFR and ErbB-2. The compound possesses improved physiochemical properties relative to compounds directed at these targets currently in clinical development, providing superior exposure and equivalent or greater efficacy in xenograft models of human cancer. The compound is currently in regulated safety assessment.

        We have also identified potent, orally active, selective inhibitors of ErbB-2, that demonstrate efficacy in ErbB-2 driven models of human cancer and enhanced efficacy in combination with Herceptin®. We continue to evaluate additional selective inhibitors of ErbB-2 in advanced preclinical pharmacology and safety studies.

        Array continues to study ARRY-142886 (AZD6244), a potent, selective, orally active small molecule MEK inhibitor in cancer patients. In addition, Array has several other programs, both internal and with collaborators, for the creation of novel cancer therapeutics.

About Array BioPharma:

        Array BioPharma is a biopharmaceutical company focused on the discovery, development and commercialization of orally active drugs to address significant unmet medical needs. Our proprietary drug development pipeline is primarily focused on the treatment of cancer and inflammatory disease and includes several small molecule drug candidates that are designed to regulate targets in therapeutically important biologic pathways. In addition, leading pharmaceutical and biotechnology companies access our drug discovery technologies and expertise through collaborations to design, create, optimize and evaluate drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement:

        This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2004, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of April 18, 2005. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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ARRAY BIOPHARMA PRESENTS DATA ON TWO CANCER PROGRAMS AT THE 96TH ANNUAL MEETING OF THE AMERICAN ASSOCIATION FOR CANCER RESEARCH